UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2013

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	1-14174 (Commission File No.)	58-2210952 (I.R.S Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
 (Address and zip code of principal executive offices)

404-584-4000
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.                      Regulation FD Disclosure.

On June 7, 2013, the Illinois Commerce Commission (ICC) served an order concerning the Performance-Based Rate (PBR) plan operated by Northern Illinois Gas Company (Nicor Gas), a wholly owned subsidiary of AGL Resources Inc., from 2000 through 2002 requiring a refund to current customers of $72 million over a twelve-month period. Nicor Gas continues to maintain that the appropriate PBR refund is $64 million, which is included in the stipulated resolution of all issues as agreed to by Nicor Gas and the staff of the ICC in February 2012 (the “Stipulation”). Nicor Gas previously has accrued $72 million for this contingent liability, which is in line with the refund amount recommended by the Administrative Law Judges in their November 2012 proposed order. The ICC’s order is subject to petitions for rehearing that could be filed by any party up to 30 days from the date the order was served. Nicor Gas is currently reviewing this order and may seek legal recourse for the amount in excess of that included in the Stipulation. Therefore, the value of individual customer refunds is not available at this time. For additional information on the PBR proceeding, please see our 2012 Form 10-K, filed with the Securities and Exchange Commission on February 6, 2013.

Forward-Looking Statements

To the extent any statements made in this report contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, "forward-looking statements").

Certain expectations and projections regarding our future performance referenced in this section and elsewhere in this report, as well as in other reports and proxy statements we file with the SEC or otherwise release to the public and on our website, are forward-looking statements within the meaning of the United States federal securities laws and are subject to uncertainties and risks. Senior officers and other employees may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking.

Forward-looking statements involve matters that are not historical facts, and because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "proposed," "seek," "should," "target," "would," or similar expressions. You are cautioned not to place undue reliance on our forward-looking statements. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe that our expectations are reasonable in view of currently available information, our expectations are subject to future events, risks and uncertainties, and there are numerous factors - many beyond our control - that could cause our actual results to vary significantly from our expectations.

Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including any changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; limits on pipeline capacity; the impact of acquisitions and divestitures; our ability to successfully fully integrate operations that we have or may acquire or develop in the future; direct or indirect effects on our business, financial condition or liquidity resulting from any change in our credit ratings, or any change in the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including our environmental remediation plans; the impact of our depreciation study for Nicor Gas and related legislation; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters, such as hurricanes, on the supply and price of natural gas and on our cargo shipping business; acts of war or terrorism; the outcome of litigation; and other factors discussed elsewhere herein and in our other filings with the SEC.

We caution readers that the important factors described elsewhere in this report, among others, could cause our business, results of operations or financial condition to differ significantly from those expressed in any forward-looking statements. There also may be other factors that we cannot anticipate or that are not described in this report that could cause our actual results to differ significantly from our expectations.

Forward-looking statements are only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under United States federal securities law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AGL RESOURCES INC.
                               (Registrant)

Date: June 10, 2013	By: /s/ Andrew W. Evans Name: Andrew W. Evans Title: Executive Vice President and Chief Financial Officer